                                                                   EXHIBIT 10.11


                                     AMSURG

                             SUPPLEMENTAL EXECUTIVE

                             RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS


INTRODUCTION                                                                     1-1
     1.01     Establishment and Name of Plan.....................................1-1
     1.02     Intent and Status of Plan..........................................1-1

DEFINITIONS                                                                      2-1

ELIGIBILITY AND PARTICIPATION                                                    3-1
     3.01     Participation......................................................3-1
     3.02     Termination of Participation.......................................3-1

DEFERRED COMPENSATION ACCOUNTS                                                   4-1
     4.01     Deferred Compensation Account......................................4-1
     4.02     Elective Deferral Amounts..........................................4-1
     4.03     Employer Amounts...................................................4-2
     4.04     Investment Credits.................................................4-2
     4.05     Vesting of Accounts................................................4-3

DISTRIBUTION OF DEFERRED COMPENSATION BENEFITS                                   5-1
     5.01     In General.........................................................5-1
     5.02     Time and Form of Distribution......................................5-1
     5.03     In-Service Withdrawals.............................................5-1
     5.04     Committee Decision.................................................5-2
     5.05     Payments After Participant's Death.................................5-2
     5.06     Designation of Beneficiaries.......................................5-2

FINANCING AND UNFUNDED STATUS                                                    6-1
     6.01     Costs Borne by the Participating Companies.........................6-1
     6.02     Source of Benefit Payments and Medium of Financing the Plan........6-1
     6.03     Unfunded Status....................................................6-1

ADMINISTRATION                                                                   7-1
     7.01     General Administration.............................................7-1
     7.02     Committee Procedures...............................................7-1
     7.03     Facility of Payment................................................7-1
     7.04     Indemnification of Committee Members...............................7-1

PARTICIPATING COMPANY PARTICIPATION                                              8-1
     8.01     Adoption of Plan...................................................8-1
     8.02     Participating Company Accounting...................................8-1
     8.03     Withdrawal from the Plan by Participating Company..................8-1

AMENDMENT AND TERMINATION OF PLAN                                                9-1
     9.01     Amendment and Termination..........................................9-1

GENERAL PROVISIONS                                                              10-1
     10.01    Limitation of Rights..............................................10-1
     10.02    No Assignment or Alienation of Benefits...........................10-1
     10.03    Successors........................................................10-1
     10.04    Governing Law.....................................................10-1
     10.05    Headings..........................................................10-1
     10.06    Gender and Number.................................................10-1
     10.07    Severability of Provisions........................................10-2

                                    ARTICLE 1

                                  INTRODUCTION

1.01     ESTABLISHMENT AND NAME OF PLAN.

         AmSurg Corporation hereby establishes, as of the Effective Date, an unfunded, deferred compensation plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Participating Companies, entitled the "AmSurg Supplemental Executive Retirement Savings Plan."

1.02     INTENT AND STATUS OF PLAN.

         The Plan is intended to be an unfunded plan maintained by the Corporation and any Participating Companies primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (and intended to be within the exemptions therefor in, without limitation, sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA and section 2520.104-23 of the Labor Regulations). The Plan is intended to be "unfunded" for purposes of both ERISA and the Code. The Plan is not intended to be qualified as a qualified plan under section 401(a) of the Code; rather, the Plan is intended to be a "nonqualified" plan.

                                       1-1

                                    ARTICLE 2

                                   DEFINITIONS

         Each following word, term and phrase shall have the following respective meanings whenever such word, term or phrase is capitalized and used in any Article of this Plan unless the context clearly indicates otherwise:

2.01 "BASIC COMPENSATION" means the portion of a Participant's Compensation that is not Bonus Compensation.

2.02     "BOARD" means the Board of Directors of the Corporation.

2.03 "BONUS COMPENSATION" means the portion of a Participant's Compensation that is paid in the form of a bonus.

2.04     "CHANGE IN CONTROL" means the happening of any of the following:

          (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its subsidiaries, becomes the beneficial owner of the Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

         (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

        (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

2.05 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.06 "COMMITTEE" means the Compensation Committee of the Corporation. If no such Committee has been appointed, then the term Committee shall mean the Board of Directors of the Corporation.

2.07 "COMPENSATION" means the cash compensation which is earned and otherwise payable in a given Compensation Deferral Period to a Participant.

                                       2-1

2.08 "COMPENSATION DEFERRAL AGREEMENT" means the written agreement to defer Compensation contemplated by Article 4 hereof executed by the Participant.

2.09 "COMPENSATION DEFERRAL DATE" means the Effective Date in the initial Plan Year, and January 1 in each calendar year thereafter.

2.10 "COMPENSATION DEFERRAL PERIOD" means the period beginning on the Effective Date and ending on December 31, 2000 (the initial Plan Year), and the twelve (12) consecutive month period beginning on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.11 "CORPORATION" means AmSurg Corporation, a Tennessee corporation and any business organization or corporation into which AmSurg Corporation may be merged or consolidated or by which it may be succeeded.

2.12 "DEFERRED COMPENSATION ACCOUNT" means the separate book reserve account established by the Participating Company pursuant to Article 4 of this Plan for each Participant to which shall be credited (added) the Participant's share of any Elective Deferral Amounts and Employer Amounts; and from which any distributions, any hardship withdrawal distributions, and any forfeitures shall be subtracted; and which shall be adjusted for the hypothetical earnings thereon as described in
         Section 4.04 hereof. All amounts (including investments, any assets represented thereby and hypothetical earnings) which are credited to such Deferred Compensation Account are credited solely for computation purposes and are at all times assets of the Participating Company and subject to the claims of the Participating Company's general creditors. A Participant's Deferred Compensation Account shall be utilized solely as a device for the determination and measurement of the amounts (subject to vesting provisions in this Plan) to be paid as deferred compensation benefits to the Participant or his beneficiary pursuant to the Plan. Any Eligible Employee or Participant shall not have at any time any interest in or to such Deferred Compensation Account or in any investment or asset thereof. A Participant's Deferred Compensation Account shall not constitute or be treated as a trust or trust fund of any kind. For purposes of administrative convenience and for purposes of certain provisions of this Plan, each Participant's Deferred Compensation Account shall be divided into the following subaccounts or parts:

         Part I   attributable to Elective Deferral Amounts pursuant to
                  Section 4.02 hereof;

         Part II attributable to Employer Amounts pursuant to Section 4.03 hereof.

2.13 "DISABILITY" means a physical or mental condition of a Participant resulting in:

         (a) evidence that the Participant is deemed by the Social Security Administration to be eligible to receive a Primary Social Security disability benefit, or

         (b) evidence that the Participant is eligible for disability benefits under the long-term disability plan sponsored by a Participating Company, or

         (c) evidence satisfactory to the Committee that the Participant is totally and permanently disabled.

         Whether or not a Participant meets any of the above conditions will be determined solely and exclusively by the Committee.

                                       2-2

2.14 "DISTRIBUTION DATE" means the earlier of (a) the date that is as soon as administratively possible after the date as elected by the Participant in his Compensation Deferral Agreement, and (b) the date of a Change in Control.

2.15     "EFFECTIVE DATE" means July 1, 2000, the date the Plan is established.

2.16 "ELECTIVE DEFERRAL AMOUNTS" means amounts deferred by a Participant pursuant to Section 4.02.

2.17 "ELIGIBLE EMPLOYEE" means any employee of the Participating Company who is at the executive level of Vice President or higher.

2.18 "EMPLOYER AMOUNTS" means amounts contributed by a Participating Company pursuant to Section 4.03.

2.19 "ERISA" means the Eligible Employee Retirement Income Security Act of 1974, as amended from time to time.

2.20 "PARTICIPANT" means an Eligible Employee participating in the Plan pursuant to the provisions of Article 3 hereof.

2.21 "PARTICIPATING COMPANY" means the Corporation and any subsidiary or affiliate of the Corporation which adopts the Plan with the Corporation's consent as described in Section 8.01.

2.22 PLAN" means this AmSurg Supplemental Executive Retirement Savings Plan as established and set forth herein (together with any and all supplements hereto), and as amended from time to time.

2.23 "PLAN YEAR" means the period beginning on the Effective Date and ending on December 31, 2000 (the initial Plan Year), and the twelve (12) consecutive month period being on each January 1 and ending on each following December 31 thereafter (the calendar year).

2.24 "VALUATION DATE" means the last day of each calendar year, or such other dates as the Committee, in its discretion, may designate.

                                       2-3

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

3.01     PARTICIPATION.

         Each Eligible Employee shall become a Participant in the Plan as of the date that they become an Eligible Employee or, if later, the Effective Date.

3.02     TERMINATION OF PARTICIPATION.

         Participation in the Plan shall terminate when a Participant's employment with the Participating Company terminates for any reason or upon the occurrence of any other event which causes either the forfeiture of all benefits payable hereunder or the commencement of payment of a benefit hereunder, other than a hardship distribution described in Section 5.03.

                                       3-1

                                    ARTICLE 4

                         DEFERRED COMPENSATION ACCOUNTS

4.01     DEFERRED COMPENSATION ACCOUNT.

         The Participating Company shall establish and maintain for each Participant or former Participant under the Plan a book reserve account (the Deferred Compensation Account as defined in Section 2.12 hereof) for the purposes of determining deferred compensation payable to the Participant. Separate subaccounts shall be maintained as provided in
         Section 2.12 consisting of Part I (attributable to Elective Deferral Amounts pursuant to Section 4.02 hereof) and Part II (attributable to Employer Amounts pursuant to Section 4.03 hereof). Such Deferred Compensation Accounts (and subaccounts or parts thereof) shall be governed by the provisions of this Article 4.

4.02     ELECTIVE DEFERRAL AMOUNTS.

         Elective deferral of Compensation by Participants under the Plan is governed by the provisions of this Section. Elective Deferral Amounts shall be fully vested at all times.

         (a) Compensation Elective Deferrals. The following provisions apply to elective deferral of Compensation by Participants under the Plan.

               (i) Compensation Deferral Elections by Participants. With respect to a Compensation Deferral Period, a Participant may make an election prior to the Compensation Deferral Date on which such Compensation Deferral Period begins to defer a specified percentage of the Basic Compensation and a separate specified percentage of the Bonus Compensation which would otherwise be payable by the Participating Company to the Participant during the Compensation Deferral Period beginning on such Compensation Deferral Date. Any such election shall be made on a Compensation Deferral Agreement which is duly executed by the Participant and which is delivered by such Participant to the Committee before such Compensation Deferral Date and may not be revoked, changed or modified for and during the applicable Compensation Deferral Period.

              (ii) Compensation Deferral Elections by Certain New Participants. In the case of an Eligible Employee who first becomes eligible to participate in the Plan during a Compensation Deferral Period, such an Eligible Employee may make an election no later than thirty (30) days following the date such Eligible Employee first becomes eligible to participate in the Plan to defer a specified percentage of the Basic Compensation and a separate specified percentage of the Bonus Compensation which would otherwise be earned by such Eligible Employee and be payable by the Participating Company after the later of
                      (i) the date the Eligible Employee first becomes eligible to participate in the Plan or (ii) the date such Compensation Deferral Agreement is received by the Committee and during the remainder of the Compensation Deferral Period. Any such election shall be made on a Compensation Deferral Agreement which is duly executed by the Eligible Employee and which is delivered by such Eligible Employee to the Committee no later than thirty
                      (30) days following the date the Eligible Employee first becomes eligible to participate in the Plan, and may not be revoked, changed or modified for and during the applicable Compensation Deferral Period. If such Eligible Employee does not make any such




                                       4-1
                      election, such Eligible Employee may make an election under Section 4.02(a) with respect to the next Compensation Deferral Period (or later Compensation Deferral Periods) pursuant to the applicable provisions.

             (iii) Limitations on Percentage Amounts. A Participant may elect to make a deferral of up to five percent (5%) of the Participant's annual Basic Compensation and up to five percent (5%) of the Participant's Bonus Compensation otherwise payable to him.


             (iv) Continuation and Irrevocability of Election. Any election by a Participant or Eligible Employee pursuant to subsection 4.02(a)(i) or 4.02(a)(ii) (and any subsequent election) will continue until (A) the Compensation Deferral Period commencing after the date the Participant or Eligible Employee delivers to the Employer a written notice to suspend future deferrals of Compensation under the Plan, (B) the Compensation Deferral Period commencing after the date on which the Participant delivers a new Compensation Deferral Agreement modifying his previous election to the Employer, (C) the Participant or Eligible Employee is no longer designated as eligible to participate in the Plan, (D) the Participant or Eligible Employee terminates employment with the Employer, or (E) the Plan is amended or terminated such that the Plan no longer permits deferrals of Compensation. Any deferral election to defer Compensation shall be irrevocable with respect to any Compensation covered by such election, including the Compensation earned and otherwise payable in the Deferral Compensation Period in which the written notice suspending the prior election or the new election on a Compensation Deferral Agreement modifying the prior election is delivered to the Employer.

         (b) Withholding and Crediting of Elective Deferral Amounts. The Participating Company shall withhold the specified percentage amounts deferred by the Participant hereunder from the Compensation which is otherwise payable to the Participant. The Committee shall credit amounts equal to such withheld amounts to the Participant's Deferred Compensation Account.

4.03     EMPLOYER AMOUNTS.

         At the discretion of the Board, other amounts (as deferred compensation), if any, may be credited to Part II of a Participant's Deferred Compensation Account in such amount or amounts and at such time or times as the Board may in its sole discretion determine. Any such amounts shall constitute "Employer Amounts" for purposes of this Plan.

4.04     INVESTMENT CREDITS.

         (a) At the time the Participant first becomes a Participant, the Participant shall specify in such form as may be prescribed by the Committee the investment funds in which the Participant's account balances shall be deemed to be invested for purposes of adjusting such account balances to reflect income, gains, losses and expenses in accordance with subsection 4.04(b).

         (b) As of each Valuation Date, each Participant's Deferred Compensation Account will be credited with income and gains and charged with losses, expenses and distributions equal to the amount by which the Deferred Compensation Account would have been credited or charged since the prior Valuation Date (in the manner described below) had the Participant's Deferred Compensation Account been invested in the investment funds (as defined below) selected by the Participant in accordance with the Participant's investment election. The adjustments made as of each Valuation Date to the Participant's Deferred Compensation Account shall be made in any equitable, uniform and nondiscriminatory manner as the Committee, in its sole discretion, may direct, provided that such method is selected for the purpose of recognizing the timing of contributions, withdrawals, distributions, forfeitures or other temporal events affecting the subaccount values. The "investment funds" shall consist of two or more mutual funds designated by the Committee, in its sole discretion, for Participant's investment elections. The Committee may, in its sole discretion, designate additional investment funds or terminate existing investment funds. A Participant must make an investment election at such times and in such manner as required by the Committee. The investment election shall designate the portion of the Participant's Deferred Compensation Account which is to be treated as invested in each available investment fund. A Participant's investment election shall remain in effect until the Participant files a change in investment election with the Committee. A Participant may change his investment election with respect to amounts deferred following the change in investment election and, separately, with respect to the investment allocation of the Participant's existing Deferred Compensation Account, as the Participant may elect. A change in investment election must be made in such manner as prescribed by the Committee. A change in investment election


                                      4-2
               will become effective as soon as administratively feasible following the Committee's receipt of the change in investment election; provided that the Committee receives the change in investment election no later than such date as may be required by the Committee. If a Participant fails to make an investment election under the Plan, the Participant's account shall be deemed invested in such default investment fund as the Committee may designate. A Participant's account shall continue to be adjusted under this subsection 4.04(b) until completely distributed in accordance with the Participant's initial election.

4.05     VESTING OF ACCOUNTS.

         Participants' Deferred Compensation Accounts will be vested as described in this Section 4.05.

         Part I of a Participant's Deferred Compensation Account will always be fully vested. Employer Amounts contributed to Part II of the Participant's Deferred Compensation Account for a Plan Year and any investment credits attributable to those amounts shall become vested based on a five year vesting schedule beginning with the Plan Year for which the Employer Amounts are made. The following vesting schedule will apply separately to each Plan Year's Employer Amounts (and investment credits attributable to those amounts pursuant to Section 4.04):


                      Plan Year*                    Vested Percentage
                      ----------                    -----------------
                        Year 1**                           20%
                        Year 2                             40%
                        Year 3                             60%
                        Year 4                             80%
                        Year 5                            100%

         * A Participant will be given vesting credit for a Plan Year on the last day of that Plan Year if he is still employed by a Participating Company.

         **    Plan Year for which these Employer Amounts are made.



         Notwithstanding the foregoing, Part II of the Participant's Deferred Compensation Account will become fully vested on the earliest of the following dates:

         (a) the date the Participant attains age sixty-five (65) years, provided the Participant is actively employed by a Participating Company on such date;

         (b) the date of the Participant's death, provided the Participant is actively employed by a Participating Company on such date;

         (c) the date of the Participant's Disability, provided the Participant is actively employed by a Participating Company on such date;

         (d) the date of termination of the Plan, pursuant to Article 9 hereof;

         (e) the date of withdrawal from the Plan of the Participant's Participating Company pursuant to Section 8.03 hereof;



                                      4-3

         (f)   the date of a Change of Control.

         The portion of a Participant's Deferred Compensation Account which is not vested as described above will be forfeited as of the date the Participant terminates employment.







                                      4-4

                                    ARTICLE 5

                 DISTRIBUTION OF DEFERRED COMPENSATION BENEFITS

5.01     IN GENERAL.

         The benefits to be paid as deferred compensation are governed by the provisions of this Article 5. A Participant whose employment with the Participating Companies terminates for any reason shall be entitled to distribution of benefits pursuant to this Article, subject to the provisions of Article 7.

5.02     TIME AND FORM OF DISTRIBUTION.

         At the time of a Participant's initial eligibility to participate, the Participant must specify the form and time of payment. The Participant may elect a different form of payment and a different Distribution Date for amounts attributable to each year's deferred compensation. The Participant may elect to receive payments in a single lump sum or in approximately equal annual installments over a term certain as elected by the Participant upon his entry into the Plan; provided, that the Participant may change the method of payment with the consent of the Committee by filing a written election with the Committee at least one year prior to the Distribution Date. Payment of such benefit shall commence as of the Distribution Date, and shall be made on each anniversary of such date for the remainder of the term certain. The amount of each annual installment shall be adjusted as of the Valuation Date immediately preceding the date as of which such annual installment shall be paid for additions to the Participant's account pursuant to
         Section 4.04. Such adjustment shall be made by dividing the balance in his Deferred Compensation Account as of such date (following adjustment as of such date) by the number of annual installments remaining to be paid hereunder; provided, that the last annual installment due hereunder shall be the entire amount credited to the Participant's account on the date of payment.

5.03     IN-SERVICE WITHDRAWALS.

         At the time of a Participant's initial eligibility to participate and at such other time as may be allowed by the Committee, the Participant may elect that a designated amount of his Deferred Compensation Account shall be withdrawn at the time designated by the Participant. The withdrawal may only be from contributions which are attributable to periods after the election is made, including investment credits on those contributions. In addition, the Committee may, in its sole discretion, commence distribution of benefits from the vested portion of a Participant's Deferred Compensation Account at any date earlier than that provided in Section 5.02 based on a determination of an unforeseeable financial emergency. A Participant may withdraw in cash the vested portion of the balance of his deferral account needed to satisfy the unforeseeable financial emergency, to the extent that the unforeseeable financial emergency may not be relieved:

         (a)   through reimbursement or compensation by insurance or otherwise;
               or

         (b) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship.

         An "unforeseeable financial emergency" is a severe financial hardship to the Participant resulting from:



                                      5-1

         (1) a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

         (2)   loss of the Participant's property due to casualty; or

         (3) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee.

         A withdrawal on account of an unforeseeable financial emergency shall be paid as soon as administratively possible following the date on which the Committee approves the withdrawal.

         Notwithstanding the foregoing, any hardship distributions shall be made in such amounts and for such periods of time as may be considered necessary by the Committee to meet the conditions of such financial hardship; provided, however, that in no event will amounts in excess of the remaining value of the Participant's Deferred Compensation Account become payable to the Participant.

5.04     COMMITTEE DECISION.

         Any decision to be made by the Committee under this Article 5 with respect to the distribution of benefits with respect to a Participant or former Participant under this Plan shall be made by the Committee, but such Participant shall exclude himself therefrom for purposes of those decisions if such Participant is a member of the Committee.

5.05     PAYMENTS AFTER PARTICIPANT'S DEATH.

         If the Participant dies before his benefit under the Plan has been distributed to him, then the deferred compensation benefits otherwise payable with respect to such Participant under the Plan shall be paid in a lump sum to the beneficiary or beneficiaries designated by the Participant.

5.06     DESIGNATION OF BENEFICIARIES.

         The Participant may designate in writing (on a form provided by the Committee and delivered to the Committee before his death) primary and contingent beneficiaries to receive any deferred compensation benefit payments which may be payable hereunder following the Participant's death and the proportions in which such beneficiaries are to receive such payments. The Participant may change such designation from time to time, and the last written designation delivered to the Committee prior to the Participant's death will control. If the Participant fails to specifically designate such a beneficiary, or if no designated beneficiary survives the Participant, or if all designated beneficiaries who survive the Participant die before all payments are made, then the remaining payments shall be made to the Participant's surviving spouse if such spouse is then living; if such spouse is not living, then to the executors or administrators of the estate of the Participant. The Committee may determine the identity of such persons and shall incur no responsibility by reason of the payment of such interest in accordance with any such determination made in good faith.




                                      5-2

                                    ARTICLE 6

                          FINANCING AND UNFUNDED STATUS

6.01     COSTS BORNE BY THE PARTICIPATING COMPANIES.

         The costs of administration of the Plan shall be borne by the Participating Companies. However, the Committee may elect to charge some or all of the Plan costs to the accounts of Participants.

6.02     SOURCE OF BENEFIT PAYMENTS AND MEDIUM OF FINANCING THE PLAN.

         The Corporation shall maintain one or more grantor trusts ("trust") to hold assets to be used for payment of benefits under the Plan. The assets of the trust with respect to benefits payable to the employees of each Participating Company shall remain the assets of such Participating Company subject to the claims of its general creditors. Any payments by a trust of benefits provided to a Participant under the Plan shall be considered payment by the Participating Company and shall discharge the Participating Company of any further liability under the Plan for such payments.

6.03     UNFUNDED STATUS.

         This Plan is intended to be unfunded for purposes of both ERISA and the Code.




                                      6-1

                                    ARTICLE 7

                                 ADMINISTRATION

7.01     GENERAL ADMINISTRATION.

         The Committee shall administer the Plan. If the Board does not appoint a Committee, the Board shall administer the Plan and all references to the Committee shall mean the Board. The Committee shall be the plan administrator of the Plan and in general shall be responsible for the management and administration of the Plan. The Committee shall have full power to administer the Plan in all of its details (including establishing claims procedures and other rules), subject to applicable requirements of law. No member of the Committee who is an Eligible Employee of the Participating Companies shall receive compensation for his services to the Plan. The Committee shall have such duties and powers as may be necessary to discharge its duties under this Plan.

         The fiscal records of the Plan shall be maintained on the basis of the Plan Year.

7.02     COMMITTEE PROCEDURES.

         The Committee may act at a meeting or in writing without a meeting. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All decisions shall be made by majority vote. No member of the Committee who is at any time a Participant in this Plan shall vote in a decision of the Committee (whether in a meeting or by written action) made specifically and uniquely with respect to such member of the Committee or amount, payment, timing, form or other aspect of the benefits of such Committee member under this Plan.

7.03     FACILITY OF PAYMENT.

         Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge to the Committee and the Participating Companies of any liability for the making of such payment under the provisions of the Plan.

7.04     INDEMNIFICATION OF COMMITTEE MEMBERS.

         The Participating Companies shall indemnify and hold harmless each member of the Committee against any and all liability, claims, damages and expense (including all expenses reasonably incurred in his defense in the event that the Participating Companies fail to provide such defense upon his written request) which the Committee member may incur while acting in good faith in the administration of the Plan.





                                      7-1
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                                    ARTICLE 8

                       PARTICIPATING COMPANY PARTICIPATION

8.01     ADOPTION OF PLAN.

         Any subsidiary or affiliate of the Corporation may, with the approval of the Corporation and under such terms and conditions as the Committee may prescribe, adopt the Plan by filing with the Corporation a resolution of its Board of Directors to that effect. The Corporation may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an employer, provided however, that an adopting employer shall not have the authority to amend or terminate the Plan under
         Article 9.

8.02     PARTICIPATING COMPANY ACCOUNTING.

         If a trust is established pursuant to Section 6.02, the Committee shall maintain a bookkeeping account in the name of each Participating Company which, pursuant to rules established by the Committee, will reflect:

         (a)   deposits made by that Participating Company to the trust;

         (b) income, losses, and appreciation or depreciation in the value of trust assets resulting from investment of the trust to the extent such items are attributable to such Participating Company's deposits;

         (c) payments made from the trust to Participants employed or formerly employed by that Participating Company (or to their beneficiaries) in the form of benefits payable to them under the Plan, or to its creditors; and

         (d) any other amounts charged to that Participating Company's account, including its share of compensation and expenses.

8.03     WITHDRAWAL FROM THE PLAN BY PARTICIPATING COMPANY.

         Any such Participating Company shall have the right, at any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election so to withdraw. Upon receipt of such notice by the Committee, the portion of the deferral account of Participants and beneficiaries attributable to amounts deferred while the Participants were Eligible Employees of such withdrawing Participating Company, plus any net earnings, gains and losses on such amounts, shall be distributed from the trust at the direction of the Committee in cash at such time or times as the Committee, in its sole discretion, may deem to be in the best interest of such Eligible Employees and their beneficiaries. To the extent the amounts held in the trust for the benefit of such Participants and beneficiaries are not sufficient to satisfy the Participating Company's obligation to such Participants and their beneficiaries accrued on account of their employment with the Participating Company, the remaining amount necessary to satisfy such obligation shall be an obligation of the Participating Company, and the Corporation and the other Participating Companies shall have no further obligation to such Participants and beneficiaries with respect to such amounts.




                                      8-1

                                    ARTICLE 9

                        AMENDMENT AND TERMINATION OF PLAN

9.01     AMENDMENT AND TERMINATION.

         The Committee may amend or terminate the Plan (without the consent of any Participant, former Participant or beneficiary) at any time, provided that such amendment does not decrease or divest any then Participant or former Participant of the amounts in his Deferred Compensation Account as of the date of amendment.





                                      9-1

                                   ARTICLE 10

                               GENERAL PROVISIONS

10.01    LIMITATION OF RIGHTS.

         Neither the establishment of this Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Eligible Employee, Participant, beneficiary, or other person any legal or equitable right against the Participating Companies, except as provided herein. Neither the establishment of this Plan nor any amendment thereof, nor the payment of benefits, nor any action taken with respect to this Plan shall confer upon any person the right to be continued in the employment of the Participating Companies or subsidiaries or affiliates.

10.02    NO ASSIGNMENT OR ALIENATION OF BENEFITS.

         The rights of a Participant, former Participant, beneficiary or any other person to payment of benefits under this Plan shall not be assigned, transferred, anticipated, conveyed, pledged or encumbered except by will or the laws of descent or distribution; nor shall any such right be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process for payment of any debts, judgments, alimony, or separate maintenance, or reached or transferred by operation of law in the event of bankruptcy, insolvency or otherwise. Provided, however, that a Participant shall have the right to designate in writing and in accordance with the provisions of Section 5.07 hereof primary and contingent beneficiaries to receive benefit payments subsequent to the death of the Participant.

10.03    SUCCESSORS.

         The provisions of this Plan shall be binding upon and inure to the benefit of the Corporation, its successors, and assigns, and each Participant and his heirs, executors, administrators and legal representatives. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the assets of the Corporation, and successors of any such corporation or other business entity.

10.04    GOVERNING LAW.

         Except to the extent Federal law is controlling, the provisions of this Plan shall be interpreted and construed according to the laws of the State of Tennessee to the extent not preempted by applicable law.

10.05    HEADINGS.

         The headings and subheadings of articles and sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, then the text of the Plan shall control.

10.06    GENDER AND NUMBER.

         Whenever any words are used herein in the masculine, feminine or neutral gender, they shall be construed as though they were also used in another gender in all cases where they would so apply,




                                      10-1
         and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.07    SEVERABILITY OF PROVISIONS.

         The provisions of this Plan are severable, and should any provision be ruled illegal, unenforceable or void, all other provisions not so ruled shall remain in full force and effect.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be duly executed for and on behalf of the Corporation by its duly authorized officers on this the 20th day of June, 2000.

                                     AMSURG CORPORATION



                                     By: /s/ Claire M. Gulmi
                                         -------------------------------------



                                     Title: Senior Vice-President
                                            ----------------------------------







ATTEST:

/s/ Lynn A. Catt
-----------------------------



                                      10-2